UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-4757266
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-276248

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.00% Series B cumulative redeemable preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), of Global Medical REIT Inc. (the “Company”), included under the heading “Description of Series B Preferred Stock” included in the Company’s Prospectus Supplement dated November 13, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-276248), which was filed by the Registrant with the Commission on December 22, 2023, as amended by Post-Effective Amendment No. 1 filed with the Commission on February 27, 2024 and as further amended by Post-Effective Amendment No. 2 filed with the Commission on February 29, 2024 and declared effective on April 4, 2024, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Restatement of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q as filed with the Commission on August 8, 2018).

3.2	Articles of Amendment of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on September 19, 2025).

3.3	Articles Supplementary for Global Medical REIT Inc. 8.00% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on November 18, 2025).

3.4	Fourth Amended and Restated Bylaws of Global Medical REIT Inc., adopted as of December 7, 2022 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the Commission on December 7, 2022).

4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A filed with the Commission on June 15, 2016).

4.2	Specimen of 7.50% Series A Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Commission on September 14, 2017).

4.3	Specimen of 8.00% Series B Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Commission on November 18, 2025).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 18, 2025	GLOBAL MEDICAL REIT INC.

	By:	/s/ Jamie Barber
Jamie Barber
General Counsel